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                                                           Exhibit 99.22(a)(iii)

                             ARTICLES SUPPLEMENTARY
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                          LORD ABBETT SERIES FUND, INC.

          LORD ABBETT SERIES FUND, INC. (hereinafter called the "Corporation"), a Maryland corporation, having its principal office c/o The Prentice-Hall Corporation System, 11 East Chase Street, Baltimore, Maryland 21202, hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

     FIRST: The Corporation presently has authority to issue 1,000,000,000 shares of capital stock, of the par value of $.001 each (the "Shares"), having an aggregate par value of $1,000,000. As provided in the Articles of Incorporation of the Corporation, as amended (hereinafter called the "Articles"), the term "Class," as used in these Articles Supplementary, shall mean a separate and distinct class of Shares provided for in the Articles or from time to time created by the Board of Directors of the Corporation pursuant to Articles Supplementary, and the term "Series," as used in these Articles Supplementary, shall mean a series of Shares to which any two or more Classes are allocated by the Board of Directors. The Shares presently constitute eight Classes, with two of the Classes allocated to one Series. The existing Classes are designated as Mid-Cap Value Portfolio, consisting of 50,000,000 Shares; Bond-Debenture Portfolio, consisting of 50,000,000 Shares; International Portfolio, consisting of 50,000,000 Shares; All Value Portfolio, consisting of 50,000,000 Shares; America's Value Portfolio, consisting of 50,000,000 Shares; Growth Opportunities Portfolio, consisting of 50,000,000 Shares; Variable Contract Class, consisting of 50,000,000 Shares; and Pension Class, consisting of 50,000,000 Shares. The existing Series has been designated Growth and Income Portfolio, to which Variable Contract Class and Pension Class have been allocated.

     SECOND: All Shares of a Class or of a Series shall represent the same interest in the Corporation and have the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as the other Shares of that Class or Series, except to the extent that the Board of Directors provides for differing preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends,

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qualifications, or terms or conditions of redemption of Shares of such Classes or such Series as determined pursuant to the Articles, or as otherwise determined pursuant to these Articles Supplementary or additional Articles Supplementary filed for record with the State Department of Assessments and Taxation of Maryland, or by the Board of Directors in accordance with law.

     THIRD: Pursuant to the power and authority of the Board of Directors to classify and reclassify unissued Shares from time to time, the Board of Directors hereby further classifies the capital stock of the Corporation by classifying from previously authorized but unclassified and unissued Shares: (i) 50,000,000 Shares as a new Class designated Large-Cap Core Portfolio; (ii) 150,000,000 Shares as shares of the existing Class designated Variable Contract Class; and (iii) 150,000,000 Shares as shares of the existing Class designated Mid-Cap Value Portfolio.

     FOURTH: Subject to the power and authority of the Board of Directors to classify and reclassify unissued shares, all Shares hereby classified as specified in Article Third above shall be invested in the same investment portfolio of the Corporation as the other Shares of their respective Classes and shall have the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in Article V of the Articles and shall be subject to all other provisions of the Articles relating to stock of the Corporation generally and to the provisions of these Articles Supplementary.

     FIFTH: Following the classification of authorized but unissued shares as specified in Article Third above, the Corporation has authority to issue 1,000,000,000 shares of capital stock, of the par value of $.001 each, having an aggregate par value of $1,000,000. The Shares constitute nine Classes, with two of the Classes allocated to one Series. The Classes are designated as Mid-Cap Value Portfolio, consisting of 200,000,000 Shares; Bond-Debenture Portfolio, consisting of 50,000,000 Shares; International Portfolio, consisting of 50,000,000 Shares; All Value Portfolio, consisting of 50,000,000 Shares; America's Value Portfolio, consisting of 50,000,000 Shares; Growth Opportunities Portfolio, consisting of 50,000,000 Shares; Large-Cap Core Portfolio, consisting of 50,000,000 Shares; Variable Contract Class, consisting of 200,000,000 Shares; and Pension Class; consisting of 50,000,000 Shares. The existing Series has been designated Growth and Income Portfolio, to which Variable Contract Class and Pension Class have been allocated.

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     SIXTH: The shares of stock of the Corporation hereby classified or reclassified as specified in Article Third above have been duly classified by the Board of Directors under the authority contained in the Articles.

     SEVENTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.


                             * * * * * * * * * * * *

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     IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Vice President and Secretary and witnessed by its Vice President and Assistant Secretary on March 10, 2005.


                                       LORD ABBETT SERIES FUND, INC.


                                       By /s/ Paul A. Hilstad
                                          --------------------------------------
                                               Paul A. Hilstad
                                               Vice President and Secretary

WITNESS:


/s/ Christina T. Simmons
Christina T. Simmons,
Vice President and Assistant Secretary

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          THE UNDERSIGNED, President of LORD ABBETT SERIES FUND, INC., who
executed on behalf of the Corporation the foregoing Articles Supplementary, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of the Corporation, the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.

                                           /s/ Paul A. Hilstad
                                           -------------------
                                           Paul A. Hilstad
                                           Vice President and Secretary

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